UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2014
Miller Energy Resources, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-34732	26-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302 Knoxville, TN 37932	37932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 223-6575

Not Applicable
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On March 28, 2014, Miller Energy Resources, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Bristol Investment Fund, Ltd., Bristol Capital, LLC, Bristol Capital Advisors, LLC, and Mr. Paul Kessler (collectively, the “CMS Parties”).

Under the Settlement Agreement, Bristol Investment Fund irrevocably withdrew its letter dated December 17, 2013 providing notice to the Company of its intent to nominate candidates for election to the Board of Directors of the Company (the “Board”) at the upcoming annual meeting (the “2014 Annual Meeting”). The CMS Parties agreed to cease all solicitation efforts in connection with the 2014 Annual Meeting. Furthermore, until the termination date of the Settlement Agreement, the CMS Parties will (i) vote all their common stock in favor of each nominee and each proposal recommended by the Board and against each nominee and each proposal not recommended by the Board; and (ii) comply with the terms of a customary standstill provision.
The Board agreed to (i) increase the size of the Board by one member, effective as of the 2014 Annual Meeting; (ii) nominate Governor William B. Richardson for election as director to the Board at the 2014 Annual Meeting; (iii) recommend that the Company’s shareholders vote in favor of the election of Gov. Richardson; and (iv) solicit proxies for the election of Gov. Richardson at the 2014 Annual Meeting.

Each of the CMS Parties and the Company agreed (i) to release and discharge any and all claims, whether known or unknown, against the other party existing prior to the date of the Settlement Agreement; (ii) to covenant not to sue, the other party until the termination date of the Settlement Agreement; and (iii) to not publicly disparage or criticize the other party until the termination date of the Settlement Agreement.

The Settlement Agreement will terminate 60 days following the Company’s 2017 annual meeting, unless terminated earlier upon a material breach of the other party if such breach has not been cured within a 30-day cure period.

The above summary is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.

On March 31, 2014, the Company issued a press release announcing its settlement with the CMS Parties. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Settlement Agreement dated March 28, 2014 among Miller Energy Resources, Inc. and Bristol Investment Fund, Ltd., Bristol Capital, LLC, Bristol Capital Advisors, LLC, and Mr. Paul Kessler
99.1	Press Release of Miller Energy Resources, Inc., dated March 31, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2014	Miller Energy Resources, Inc.
By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer

EXHIBIT INDEX

10.1	Settlement Agreement dated March 28, 2014 among Miller Energy Resources, Inc. and Bristol Investment Fund, Ltd., Bristol Capital, LLC, Bristol Capital Advisors, LLC, and Mr. Paul Kessler
99.1	Press Release of Miller Energy Resources, Inc., dated March 31, 2014